                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     By this Agreement, the undersigned agree that this Statement on Schedule
13G being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the securities in the WisdomTree Dreyfus
Chinese Yuan Fund of the WisdomTree Trust is being filed on behalf of each of
us.

February 14, 2010
                                                 PSAGOT INVESTMENT HOUSE LTD.

                                                 /s/ Eli Bavly
                                                 ----------------------------
                                                 By: Eli Bavly
                                                 Title: Vice President

                                                 PSAGOT MUTUAL FUNDS LTD.

                                                 /s/ Ilan Rakoch
                                                 ----------------------------
                                                 By: Ilan Rakoch
                                                 Title: Chief Investment Officer